[HUMATECH, INC. LETTERHEAD]

October 22, 2001

Brandon D. Williams
735 Red Rock Canyon Drive
Katy, TX 77450

Dear Sir,

As agreed, the Board of Directors of HumaTech, Inc. has fully authorized the issuance of 8,000 shares of unrestricted common stock in HumaTech, Inc. This is issued to you for work performed for the benefit of HumaTech, Inc.

Thank you,

/s/ David Williams                     /s/ Brandon D. Williams
__________________                     _____________________________
David Williams                         Accepted, Brandon D. Williams
President, CEO
HumaTech, Inc.